DSW’s dollar growth outpaced the rest of the footwear market growth by 15 percentage points DSW’s dollar growth outpaced the rest of the footwear market across Men’s, Women’s, and Kid’s DSW grew dollar sales in Fashion Footwear 4x faster than the Remaining Market, gaining market share Vince Camuto dollar sales grew 8x faster than the overall Fashion Footwear Market, ranking within the top 15 Fashion brands in Q1 2022 Double sales of Owned Brands by FY 2021 Q1 2022 Wolverine/Hush Puppies launched in April Reebok/ABG launched in May 1Q22 Wholesale Channel Net Sales Growth Men’s Dress Net Sales Growth vs 1Q21 Women’s Dress Net Sales Growth vs 1Q21 Prototype store opened in Houston in May Strengthens relationships with National Brands Elevates Owned Brands through Shop-in-Shops Provides more seamless omni-channel experience Allows for increased capacity Paid off term loan Renegotiated new, upsized bank revolver Repurchased 3.5 million shares as of May 27, 2022 Reinstated quarterly dividend program Raised Diluted EPS guidance for the second time this year to a range of $1.90 to $2.00, from the range provided at Investor Day of $1.80 to $1.90 Full year DBI comp growth expected to be in mid-single digits Any statements in this infographic that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company’s current expectations and involve known and unknown risks, uncertainties and other factors that could cause actual results, performance or achievements to materially differ from those expressed or implied by the forward-looking statements because of factors discussed in this infographic and in the risk factors section identified in our annual report on Form 10-K for the fiscal year ended January 30, 2021, as amended, and in our other reports and filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise the forward-looking statements included in this infographic to reflect any future events or circumstances, except as may be required by law. The NPD Group/Retail Tracking Service, Fashion Footwear (Fashion Accessories excluded), U.S. Dollar Sales, 3 months ending April 2022 versus prior year Q1 2021 Q1 2022 Q1 2021 Q1 2022 Q1 2021 Q1 2022 Q1 2021 Q1 2022 Q1 2021 Q1 2022